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                                                                       Exhibit 2

                    FIRST AMENDMENT TO RIGHTS AGREEMENT


     Amendment dated June 14, 2002 ("Amendment") to the Rights Agreement ("Agreement"), dated as of September 28, 1999, between Syncor International Corporation, a Delaware corporation (the "Company"), and American Stock Transfer & Trust Co. (the "Rights Agent").

    Pursuant to Section 27 of the Agreement, this Amendment is being executed by the Company and the Rights Agent for the purpose of amending the Agreement as set forth below:

     The Agreement is hereby amended as follows:

1.   Section 1(a) shall be amended by inserting the following at the end of
     Section 1(a):

"Notwithstanding the foregoing or any provision to the contrary in this Agreement, none of Cardinal Health, Inc. ("Parent"), its Subsidiaries, Affiliates or Associates, including Mudhen Merger Corp. ("Purchaser"), is, nor shall any of them be deemed to be, an Acquiring Person (as defined in the Agreement) by virtue of (i) their acquisition, or their right to acquire, beneficial ownership of Common Stock of the Company as a result of their execution of the Agreement and Plan of Merger, dated June 14, 2002 among Parent, Purchaser and the Company (the "Merger Agreement"), (ii) the consummation of the Merger (as defined in the Merger Agreement), or (iii) any other transaction contemplated by the Merger Agreement, it being the purpose of the Company in adopting this amendment to the Agreement that neither the execution of the Merger Agreement by any of the parties nor the consummation of the transactions contemplated thereby shall in any respect give rise to any provision of the Agreement becoming effective."

2.   Section 1(l) shall be amended by inserting the following at the end of
     Section 1(l):

"Notwithstanding the foregoing or any provision to the contrary in this Agreement, a Stock Acquisition Date shall not occur by reason of the execution of the Merger Agreement, the consummation of the Merger, or any other transaction contemplated by the Merger Agreement."

3.   Section 1(n) shall be amended by inserting the following at the end of
     Section 1(n):

"Notwithstanding the foregoing or any provision to the contrary in this Agreement, a Triggering Event shall not occur by reason of the execution of the Merger Agreement, the consummation of the Merger, or any other transaction contemplated by the Merger Agreement."

4.   Section 3(a) shall be amended by inserting the following at the end of
     Section 3(a):

"Notwithstanding the foregoing or any provision to the contrary in this Agreement, a Distribution Date shall not occur by reason of the execution of the Merger Agreement, the consummation of the Merger, or any other transaction contemplated by the Merger Agreement."

5.   A new Section 35 is hereby added reading in its entirety as follows:

"This Agreement and the Rights established hereby will terminate in all respects immediately prior to the consummation of the Merger."

6. If for any reason the Merger Agreement is terminated and the Merger is abandoned, then the Amendment shall be of no further force and effect and the Agreement shall remain exactly the same as it existed immediately prior to execution of the Amendment.

7. This Amendment shall be deemed to be entered into under the laws of the State of Delaware and for all purposes shall be governed by and construed in accordance with the laws of such State applicable to contracts to be made and performed entirely within such State.

8. This Amendment may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.


     The term "Agreement" as used in the Agreement shall be deemed to refer to the Agreement as amended hereby, and all references to the Agreement shall be deemed to include this Amendment. This Amendment shall be effective as of the date first written above, and except as expressly set forth herein, the Agreement shall remain in full force and effect and otherwise shall be unaffected hereby.
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Entered into as of the date first written above,

                                             SYNCOR INTERNATIONAL

                                             By:/s/Monty Fu
                                                ------------------------
                                                Name: Monty Fu
                                                Attest: /s/ Edwin Burgos


                                             AMERICAN STOCK TRANSFER &
                                             TRUST CO.,
                                                   As Rights Agent

                                             By:/s/Isaac Kagen
                                                ------------------------
                                                Authorized Signature